                                                                     EXHIBIT 4.2


                          PROFESSIONAL BANCORP, INC.


                              WARRANT TO PURCHASE

                                 12,500 SHARES

                                       OF

                                  COMMON STOCK

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I   -  DEFINITIONS................................................     1

       Section 1.1:  Definition of Terms..................................     1

ARTICLE II  -  DURATION AND EXERCISE OF WARRANT...........................     3

       Section 2.1:  Duration of Warrant..................................     3
       Section 2.2:  Exercise of Warrant..................................     4
       Section 2.3:  Reservation of Shares................................     4
       Section 2.4:  Fractional Shares....................................     5
       Section 2.5:  Listing..............................................     5
       Section 2.6:  Issue of Preferred Stock.............................     5

ARTICLE III    -   ADJUSTMENT OF SHARES OF COMMON STOCK
                   PURCHASABLE AND OF EXERCISE PRICE......................     6

       Section 3.1:  Mechanical Adjustments...............................     6
       Section 3.2:  Notices of Adjustment................................    10
       Section 3.3:  No Adjustment for Dividends or Stock
                     Options..............................................    10
       Section 3.4:  Preservation of Purchase Rights in
                     Certain Transactions.................................    11
       Section 3.5:  Form of Warrant After Adjustments....................    12
       Section 3.6:  Treatment of Warrantholder...........................    12

ARTICLE IV  -  OTHER PROVISIONS RELATING TO RIGHTS OF
               WARRANTHOLDER..............................................    12

       Section 4.1:  No Rights as Shareholders; Notice to
                     Warrantholders.......................................    12
       Section 4.2:  Lost, Stolen, Mutilated or Destroyed
       Warrants...........................................................    14

ARTICLE V  -   SPLIT-UP, COMBINATION EXCHANGE AND TRANSFER
               OF WARRANTS................................................    14

       Section 5.1:  Split-Up, Combination, Exchange and
                     Transfer of Warrants.................................    14
       Section 5.2:  Restrictions on Transfer.............................    14

ARTICLE VI  -  REGISTRATION UNDER THE SECURITIES ACT OF
               1933.......................................................    15

       Section 6.1:  Definitions..........................................    15
       Section 6.2:  Demand for Registration..............................    15
       Section 6.3:  Company Registration.................................    17
       Section 6.4:  Obligations of the Company...........................    17

                                                                            Page
                                                                            ----
       Section 6.5:   Furnish Information..................................   19
       Section 6.6:   Expenses of Demand Registrations.....................   19
       Section 6.7:   Expenses of Company Registration.....................   19
       Section 6.8:   Underwriting Requirements............................   19
       Section 6.9:   Delay of Registration................................   20
       Section 6.10:  Indemnification......................................   20
       Section 6.11:  Reports Under Securities Exchange Act
                      of 1934..............................................   22
       Section 6.12:  Assignment of Registration Rights....................   23
       Section 6.13:  Limitations on Subsequent
                      Registration Rights..................................   23
       Section 6.14:  "Market Stand-off" Agreement.........................   23

ARTICLE VII    -   OTHER MATTERS...........................................   24

       Section 7.1:   Successors and Assigns...............................   24
       Section 7.2:   Integration/Entire Agreement.........................   24
       Section 7.3:   Amendments and Waivers...............................   24
       Section 7.4:   Counterparts.........................................   24
       Section 7.5:   Governing Law........................................   24
       Section 7.6:   Severability.........................................   25
       Section 7.7:   Attorneys' Fees......................................   25
       Section 7.8:   Computations of Consent..............................   25
       Section 7.9:   Notice...............................................   25

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

 VOID AFTER 5:00 P.M., LOS ANGELES TIME, ON DECEMBER 31, 2002 OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., LOS ANGELES TIME, ON THE NEXT FOLLOWING BUSINESS DAY.


                              WARRANT TO PURCHASE

 NO. 3                               12,500

                         SHARES OF THE COMMON STOCK OF
                          PROFESSIONAL BANCORP, INC.
                    TRANSFER RESTRICTED -- SEE SECTION 5.2


      This certifies that, for and in consideration of the closing of a private offering of the common stock of Professional Bancorp, Inc., a Pennsylvania corporation (the "Company"), Andrew E. Haas and his registered, permitted assigns (collectively, the "Warrantholder"), is entitled to purchase from the Company, subject to the terms and conditions hereof, at any time on or after 9:00 A.M., Los Angeles time, on December 31, 1994, and before 5:00 P.M., Los Angeles time on December 31, 2002, (or, if such day is not a Business Day, at or before 5:00 P.M., Los Angeles time, on the next following Business Day), the number of fully paid and non-assessable shares of Common Stock of the Company stated above at the Exercise Price (as defined herein). The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as provided in Article III hereof.

                                   ARTICLE I

                                  DEFINITIONS

      Section 1.1: Definition of Terms.  As used in this Warrant, the following
                   -------------------
 capitalized terms shall have the following respective meanings:

      (a) Business Day: A day other than a Saturday, Sunday or other day on
          ------------
 which banks in the State of California are authorized by law to remain closed.

      (b) Common Stock: Common stock,, $.008 par value per share, of the
          ------------
 Company.

       (c) Common Stock Equivalents: Securities that are convertible into,
           ------------------------
  exchangeable for or exercisable for shares of Common Stock, including, without limitation, rights to subscribe for or to purchase, or any options for the purchase of, shares of Common Stock.

       (d) Current Market Price: The average of the high and low prices of
           --------------------
  sales of the common Stock on all domestic exchanges on which the Common Stock may at the time be listed, or, if there shall have been no sales on any such exchange on any such day, the average of the bid and asked prices at the end of such day, or, if the Common Stock shall not be so listed, the average of the bid and asked prices at the end of the day on the over-the-counter market, in each such case averaged over a period of 20 consecutive business days prior to the day as of which "market price" is being determined. If at any time the Common Stock is not listed on many domestic exchange or quoted in the domestic over-the-counter market, the "market price" shall be deemed to be the higher of (a) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (b) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date with is within 15 days of the date as of which the determination is to be made.

       (e) Exchange Act: The Securities Exchange Act of 1934, as amended.
           ------------

       (f) Exercise-Price: $14.00 per Warrant Share, as such price may be
           --------------
  adjusted from time to time pursuant to Article III hereof.

       (g) Expiration Date: 5:00 P.M., Los Angeles time, on December 31, 2002 or
           ---------------
  if such day is not a Business Day, the next succeeding day which is a Business Day.

       (h) Holder: A Holder of Registrable Securities.
           ------

       (i) NASD: National Association of Securities Dealers, Inc.
           ----
  and NASDAQ: NASD Automatic Quotation System.

       (j) Person: An individual, partnership, joint venture, corporation,
           ------
trust, unincorporated organization or government of any department or agency thereof.

       (k) Public Offering: A public offering of any of the Company's equity or
           ---------------
  debt securities pursuant to a registration statement under the Securities Act.

      (1) Registrable.securities: Any Warrant Shares issued to Andrew E. Haas
          -----------------------
 and/or his designees or transferees as permitted under Section 5.2 and/or other securities that may be or are issued by the Company upon exercise of this Warrant, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, and as adjusted pursuant to
 Article III hereof; provided, however, that as to any particular security contained in Registrable Securities, such securities shall cease to be Registrable securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; or (ii) they shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; or
 (iii) they shall have been sold, assigned or otherwise transferred to any person other than those persons specified in Section 5.2(i) below ("5.2(i) Persons") and other than any spouses, lineal descendants or adopted children of 5.2(i) Persons.


      (m)  SEC: The Securities and Exchange Commission or any other federal
           ----
 agency at the time administering the Securities Act or the Exchange Act.

      (n)  Securities Act: The Securities Act of 1933, as amended.
           ---------------

      (o)  Transfers: See Section 5.2.
           ----------

      (p)  Warrants: This Warrant, all other warrants issued on the date hereof
           --------
 upon the terms of this Warrant and all other warrants that may be issued in its or their place (together evidencing the right to purchase an aggregate of up to 12,500 shares of Common Stock), originally issued as set forth in the definition of Registrable Securities.

      (q)  Warrantholder: The person(s) or entity(ies) to whom this warrant is
           --------------
 originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose.

      (r)  Warrant Shares: Common Stock, Common Stock Equivalents and other
           ---------------
 securities purchased or purchasable upon exercise of the Warrants.

                                  ARTICLE II

                       DURATION AND EXERCISE OF WARRANT

      Section 2.1: Duration of Warrant. The Warrantholder may exercise this
                   -------------------
Warrant at any time and from time to time after

 9:00 A.M., Los Angeles time, on December 31, 1994, and before 5:00 P.M., Los Angeles time, on the Expiration Date. If this Warrant is not exercised on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

      Section 2.2: Exercise of Warrant:
                    --------------------

      (a) The Warrantholder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Company at its corporate office at 606 Broadway, Santa Monica,, California 90401, or at the office of its stock transfer agent with the Subscription Form annexed hereto duly executed and accompanied by payment of the full Exercise Price for each Warrant Share to be purchased.

      (b) Upon receipt of this Warrant with the Subscription Form fully executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of the anti-dilution provisions contained in Article III hereof, if any, and as provided in Section 2.4 hereof) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a Registration Statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

      (c) In the case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the Warrantholder.

      (d) The Company shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of any Warrant Shares.


      Section 2.3: Reservation of Shares.  The Company hereby agrees that at all
                   ---------------------
 times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

     Section 2.4: Fractional Shares. The Company shall not be required to issue
                  -----------------
any fraction of a share of its capital stock in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 2.4, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue the largest number of whole shares purchasable upon exercise of this Warrant, and make a cash payment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.

     Section 2.5: Listing.  Prior to the issuance of any shares of Common Stock
                  -------
upon exercise of this Warrant, the Company shall secure the listing of such shares of Common Stock upon each national securities exchange or automated quotation system, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) if any, and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

     Section 2.6: Issue of Preferred Stock.  So long as this warrant remains
                  ------------------------
outstanding, the company will not issue any capital stock of any class preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up unless the right of the holders thereof to participation in dividends shall be limited to a fixed sum, percentage of par value or percentage of the liquidation preference specified for such stock, whether cumulative or noncumulative, and the right of the holders thereof to such distribution of assets shall be limited to a fixed sum plus, if applicable, an amount equal to any accumulated but unpaid dividends thereon.


             2.7  No Dilution or Impairment. The Company will not, by amendment
                  -------------------------
of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against dilution or other impairment.


                                  ARTICLE III

                     ADJUSTMENT OF SHARES OF COMMON STOCK
                       PURCHASABLE AND OF EXERCISE PRICE

       The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

       Section 3.1: Mechanical Adjustments.
                    ----------------------

       (a) If at any time prior to the exercise of this Warrant in full, the Company shall (i) declare a dividend or make a distribution on the Common Stock payable in its securities (whether shares of Common Stock or of capital stock of any other class,, or of Common Stock Equivalents); (ii) subdivide,, reclassify or recapitalize its outstanding common Stock into a greater number of shares; (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such event, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this paragraph 3.1(a) shall be made concurrently on the record date,, in the case of a dividend or distribution, or the effective date,, in the case of subdivision, combination, reclassification or recapitalization, to allow the purchase of such aggregate number and kind of shares.

       (b) If at any time prior to the exercise of this Warrant in full, the Company shall (i) issue or sell any Common Stock or Common Stock Equivalents without consideration or for consideration per share less than the Exercise Price or Current

  Market Price in effect immediately prior to the date of such issuance or sale or (ii) fix a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or Common Stock Equivalents) at a price (or having an exercise or conversion price per share) less than the Exercise Price or Current Market Price in effect immediately prior to the record date described below, the Exercise Price shall be adjusted so that the Exercise Price shall equal the lower of the prices (determined to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to the date of such sale or issuance (which date in the event of distribution to shareholders shall be deemed to be the record date set by the Company to determine shareholders entitled to participate in such distribution) by each of the following fractions:

            (A) The numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such sale or issuance, plus (ii) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or warrants) would purchase at such current Exercise Price per share of the Common Stock; and the denominator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (ii) the number of additional shares of Common Stock offered for the subscription or purchase (or into which the Common Stock Equivalents so offered are exercisable or convertible) and

            (B) The numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such sale or issuance, plus (ii) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or warrants) would purchase at such Current Market Price per share of the Common Stock; and the denominator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale,, plus (ii) the number of additional shares of Common Stock offered for the subscription or purchase (or into which the Common stock Equivalents so offered are exercisable or convertible).

       Any adjustments required by this paragraph 3.1(b) shall be made concurrently with-such issuance or sale or record date, as the case may be. Such adjustments shall be made successively whenever such event shall occur. To the extent that shares of Common Stock (or Common Stock Equivalents) are not delivered after the expiration of such subscription rights, options or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or Common Stock Equivalents) actually delivered.

       (c) If at any time prior to the exercise of this Warrant in full, the Company shall fix a record date for the issuance or making a distribution to all holders of the Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a combination, reclassification or recapitalization referred to in Section 3.1(a), regular cash dividends or cash distributions paid out of net profits legally available therefor and in the ordinary course of business or subscription rights, options or warrants for Common Stock or Common Stock Equivalents (excluding those referred to in Section 3.1(b)) (any such non-excluded event being herein called a "Special Dividend"), (i) the Exercise Price shall be decreased immediately after the record date for such Special Dividend to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Exercise Price in effect on such record date less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be such Exercise Price then in effect and (ii) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. Any adjustment required by this paragraph 3.1(c) shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that was in effect immediately prior to such record date.

       (d) In case at any time the Company shall declare a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus and otherwise than in common Stock or Common Stock Equivalents, then thereafter the holder hereof, upon the exercise of any of the rights represented by this Warrant, will be entitled to receive the number of shares of Common Stock being purchased upon such exercise and, in addition and without further payment, the cash, stock or other securities and other property which the holder hereof would have received by way of dividends (otherwise than out of such earnings or surplus or in Common Stock or Common Stock Equivalents) if continuously since the date hereof such holder
  (i) had been the record holder of the number of shares of Common Stock then being purchased, or the rights to purchase such shares and (ii) had retained all dividends in stock or securities (other than Common Stock or Common Stock Equivalents) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends and originating directly from such common Stock. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company.

       (e) If at any time prior to the exercise of this Warrant in full, the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Exercise Price or the number of Warrant Shares purchasable upon the exercise of this Warrant, each Warrantholder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Article III, and the Company shall reserve, for the life of the Warrant, such securities of such subsidiary or other corporation; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon its exercise.

       (f) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to one or more of paragraphs (a), (b) and (c) of this
  Section 3.1, the number of Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted.

       (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this paragraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
  3.1 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.1 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

      (h) In the event that at any time, as a result of any adjustment made pursuant to Section 3.1(a), the Warrantholder thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the Exercise Price and number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in section 3.1(a).

      (i) In the case of an issue of additional Common Stock or Common Stock Equivalents for cash, the consideration received by the Company therefor, after deducting therefrom any discount or commission or other expenses paid by the Company for any underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by the Company therefor.
 The term "issue" shall include the sale or other disposition of shares held by or on account of the company or in the treasury of the Company but until so sold or otherwise disposed of such shares shall not be deemed outstanding.

      (j) In case at any time after the date hereof any shares of Common Stock or Common Stock Equivalents shall be issued or sold, in whole or in part, for a consideration other than cash, the amount of the consideration other than cash shall be valued by the Company's Board of Directors and such established value shall be deemed to be the fair value of such consideration. such established value plus any cash consideration received by the Company, after deducting any expenses incurred or any underwriting commission or concessions paid or allowed by the Company in connection with the sale of such securities, shall be deemed to be the consideration received by the Company.

      Section 3.2: Notice of Adjustment.  Whenever the number of Warrant
                   --------------------
 Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by its President, and by any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.


     Section 3.3: No Adjustment for Dividends or Stock Options. Except as
                  --------------------------------------------
 provided in Section 3.1 of this Agreement, no adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant. Further, notwithstanding anything to the contrary in this Article

III, no adjustment shall be made in respect of (i) up to 648,660 shares of Common Stock issued to employees, officers and directors of the Company or any subsidiary of the Company pursuant to stock purchase or stock option plans or arrangements, or both, approved by the Board of Directors and (ii) up to an aggregate of 125,000 shares of Common Stock issued upon exercise of this Warrant and any other warrant originally issued on the date hereof.

     Section 3.4:  Preservation of Purchase Rights in Certain Transactions. In
                   -------------------------------------------------------
case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction cause such successor or purchasing corporation, as the case may be, to execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III (including an immediate adjustment, by reason of such consolidation, merger or sale, of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Article III. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Exercise Price, the determination of the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such merger, conversion or sale, for purposes of this Section 3.4 shall be made after giving effect to such adjustment of the Exercise Price.

       In the event of a merger or consolidation of the Company with or into another corporation as a result of which a greater or lesser number of shares of Common Stock of the surviving corporation are issuable to holders of Common Stock of the company in respect of the number of shares of Common Stock of the company outstanding immediately prior to such merger or consolidation, then the Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

       The provisions of this Section 3.4 shall similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyances.

       Section 3.5: Form of Warrant After Adjustments. The form of this Warrant
                    ---------------------------------
  need not be changed because of any adjustments in the Exercise Price of the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

       Section 3.6: Treatment of Warrantholder.  Prior to due presentment for
                    --------------------------
  registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

                                  ARTICLE IV

             OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

       Section 4.1: No Rights as Shareholders; Notice to Warrantholders. Nothing
                    ---------------------------------------------------
  contained in this Warrant shall be construed as conferring upon the Warrantholder or his or its transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the

  Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company shall give notice to the Warrantholder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

       (a) the Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution (other than a cash dividend subject to the parenthetical set forth in Section 3.1(c)) to all holders of Common Stock;

       (b) the Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or Common Stock Equivalents or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrants;

       (c) a dissolution, liquidation or winding up of the Company shall be proposed; or

       (d) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

       Such notice shall be given on a date which is the earlier of a date (i) at least twenty (20) Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale conveyance, dissolution, liquidation or winding up or (ii) at least twenty
  (20) Business Days prior to the payment of such dividend or distribution, issuance of such subscription rights, or effecting such merger, consolidation ' sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

       Section 4.2: Lost, Stolen, Mutilated or Destroyed Warrants. If this
                    ---------------------------------------------
 Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant,, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.


                                   ARTICLE V

                             SPLIT-UP, COMBINATION
                       EXCHANGE AND TRANSFER OF WARRANTS

      Section 5.1: Split-up, Combination, Exchange and Transfer of Warrants.
                   --------------------------------------------------------
 Subject to the provisions of Section 5.2 hereof, this Warrant may be split up, combined or exchanged for another warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

      Section 5.2: Restrictions on Transfer. This Warrant may not be
                   ------------------------
 transferred, sold, assigned or hypothecated (any such action, a "Transfer") prior to a date two (2) years after the date hereof, except that, subject to regulatory approval, it may be Transferred to the spouse, lineal descendants or adopted children of Andrew E. Haas during such two-year period. Thereafter, neither this Warrant nor the Warrant Shares may be Transferred, except (i) to the spouse, lineal descendants or adopted children of Andrew E. Haas or (ii) to any underwriter in connection with a Public Offering of the Common Stock, provided (as to (ii)) that this Warrant is exercised upon such Transfer and the shares of Common Stock issued upon such exercise are sold by such underwriter as part of such Public Offering and, as to both (i) and (ii), only in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder. If at the time of a Transfer, a Registration Statement is not in effect to register the Warrant Shares, the company may require the Warrantholder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.


                                  ARTICLE VI

                 REGISTRATION UNDER THE SECURITIES ACT OF 1933

       Section 6.1:  Definitions. For purposes of this Article VI, the
                     -----------
  following additional definitions shall apply:

       (a) The terms "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effective ness of such registration statement or document;

       (b) The term "Registered Securities" means any Registrable Securities which have been included in an effective registration statement pursuant to the terms hereof;

       (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, respectively, Registrable Securities.

       Section 6.2:  Demand for Registration.
                     -----------------------

       (a) If the Company shall receive at any time after a date two years after the date hereof, but prior to a date seven (7) years after the date hereof, a written request from the holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of the shares of Registrable Securities that are the subject of such request (a "Demand Registration"), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all holders of Registrable Securities and shall, subject to the limitations of Subsection 6.2(e), use its best efforts to effect as soon as practicable the registration under the Act in accordance with this Section 6.2(a) of all Registrable Securities which the holders request be registered within thirty (30) days after the mailing of such notice by the Company in accordance wi.with Section 7.9.

       (b) If the holders initiating a registration request under Subsection 6.2(a) (the "Initiating Holders") intend to distribute the Registrable Securities, covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 6.2, and the Company shall include such information in the written notice referred to in Subsection 6.2(a). The underwriter will be selected by a majority in interest of the respective Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any holder to include his securities in such registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder) to the extent provided herein. All holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 6.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this section 6.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all holders of Registrable Securities, which would otherwise be underwritten pursuant hereto, and the number of shares of such securities that may be included in the underwriting shall be allocated among all of the respective holders thereof, including the Initiating Holders.

     (c) The Company is obligated to effect only two Demand Registrations pursuant to this Section 6.2.

     (d) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders requesting a registration statement pursuant to Subsection 6.2(a), a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right with respect to a request under Subsection 6.2(a) more than once in any twelve (12) month period.

     (e) Notwithstanding the foregoing provisions of this Section 6.2, if at the time of any request by the Initiating Holders under this Section 6.2, the Company has fixed plans to file within forty-five (45) days after such request for the sale of any of its securities in a public offering under the Act, no registration of the Initiating Holders, securities shall be initiated under this
Section 6.2 until one hundred eighty (180) days after the effective date of such registration unless the company is no longer proceeding diligently to effect such registration; provided that the Company shall provide the holders of Registrable Securities the right to participate in such public offering pursuant to, and subject to Section 6.3 hereof.

       Section 6.3: Company Registration.
                    --------------------

       If at any time after a date two years after the date hereof, but prior to a date five (5) years after the date of exercise of this Warrant (but without any obligation to do so), the Company proposes to register (a "Piggy Back Registration") (including for this purpose a registration effected by the Company for stockholders other than the Holders of Registrable Securities) any of its Common Stock under the Act in connection with the public offering of such Common Stock solely for cash (other than a registration relating solely to the sale of Common Stock to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder of Registrable Securities written notice of such registration. Upon the written request of each Holder given within thirty
 (30) days after mailing of such notice by the Company in accordance with
 Section 7.9, the Company shall use its best efforts, subject to the provisions of Section 6.8, to cause to be registered under the Act all of the Registrable Securities that each Holder has requested to be registered; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Subsection 6.3 without obligation to any Holder.

       Section 6.4: Obligations of the Company.  Whenever required under this
                    --------------------------
 Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

       (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

       (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

       (c) Furnish to the Holders of Registered securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registered Securities owned by them.

      (d) Use its best efforts to register and qualify the Registered Securities under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the holders thereof, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

      (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each holder of Registrable Securities participating in such underwriting shall also enter into and perform its obligations under such an agreement.

      (f) Notify each holder of Registered Securities covered by such registration statement in the event the company has delivered preliminary or final prospectuses to any such holder and, after having done so, such prospectus is amended to comply with the requirements of the Act. Upon such notification, such holders shall immediately cease making offers of Registered Securities and return all prospectuses to the Company. The Company shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses,, such Holders shall be free to resume making offers of the Registered securities.

      (g) Furnish, at the request of any holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters ' on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders of such Registered Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders of such Registered Securities.

     Section 6.5:  Furnish Information. It shall be a condition precedent to the
                   -------------------
obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder (the "Selling Holder") that such Selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration o f such Selling Holder's Registrable Securities.

     Section 6.6:  Expenses of Demand Registrations. All expenses other than
                   --------------------------------
underwriting discounts and commissions incurred in connection with the first Demand Registration conducted pursuant to Section 6.2, including (without limitation) all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the Selling Holders shall be borne by the Company, and all such expenses incurred in connection with any subsequent Demand Registration shall be borne by the Selling Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 6.2 if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities to be registered (in which case all Initiating Holders shall bear such expenses and a Demand Registration shall be deemed not to have been conducted for purposes of this Section 6.6), unless the holders of a majority of the securities to be registered agree to forfeit their right to such Demand Registration; provided further, however, that if at the time of such withdrawal, such holders have learned of a material adverse change in the condition or business of the Company from that known to such holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then such holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Subsection 6.2.

      Section 6.7:  Expenses of Company Registration. The company shall bear and
                    --------------------------------
pay all expenses incurred in connection with all registrations, filings or qualifications of Registrable Securities with respect to all Piggy Back Registrations pursuant to Section 6.3 for each Holder (which right may be assigned as provided in Section 6.12), including (without limitation) all registration, filing, and qualification fees, printing and accounting fees relating or apportionable thereto, and the fees and disbursements of one counsel for the Selling Holders, but excluding underwriting discounts and commissions
relating to Registrable   Securities.

      Section 6.8:  Underwriting Requirements.  In connection with any offering
                    -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under section 6.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the company shall be required to include in the offering only that number of such securities, including Registrable securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of Registrable Securities of the Selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, or (ii) notwithstanding (i) above, any shares being sold by a Selling Holder exercising a demand registration right under Section 6.2 be excluded from such offering except in accordance with
 Section 6.2.

     Section 6.9:   Delay of-Registration.  No Holder shall have any right to
                    ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of t his Agreement.


     Section 6.10:  Indemnification. In the event any Registrable Securities are
                    ---------------
included in a registration statement under this Warrant:


     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder of Registered Securities and such Selling Holder's officers and directors, any underwriter (as defined in the Act) for such Selling Holder and each person, if any, who controls such Selling Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the 111934 Act") (each, an "Indemnitee), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a

"Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Indemnitee, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Subsection 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Indemnitee.

     (b) To the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Selling Holder selling securities in such registration statement and any controlling person of any such underwriter or other Selling Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; and each such Selling Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Subsection 6.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Subsection 6.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Selling Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Subsection 6.10(b) exceed the gross proceeds from the offering received by such Selling Holder.

      (c) Promptly after receipt by an indemnified party under this Section 6.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties, provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
 6.10 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.10.

      (d) The obligations of the Company and Selling Holders under this Section
 6.10 shall survive the completion of any offering of Registered Securities under this Agreement, and otherwise.

      Section 6.11: Reports Under Securities Exchange Act of 1934. With a view
                    ---------------------------------------------
 to making available to the Holders of Registrable Securities the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a holder thereof to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Comp any agrees to:

      (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

      (b) furnish to any holder, so long as the holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the securities Act and the 1934 Act

 (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

      Section 6.12: Assignment of Registration Rights.  The rights to cause the
                    ---------------------------------
 Company to register Registrable securities pursuant to this Agreement may be assigned (but only with all related obligations) by a holder to a transferee or assignee of such Registrable Securities, provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act; (iii) such transferee or assignee shall as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon holders of Registrable securities pursuant to this ARTICLE VI; and (iv) any such transferee or assignee may not again transfer such rights to any other person or entity, other than as provided in this Section 6.12.

      Section 6.13: Limitations on Subsequent Registration Rights. From and
                    ---------------------------------------------
 after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
 6.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 6.2.

      Section 6.14: "Market Stand-Off" Agreement.  Each party to this Agreement
                    ----------------------------
 hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the company held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

      In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each such holder until the end of such period.


                                  ARTICLE VII

                                 OTHER MATTERS

      Section 7.1: Successors and Assigns. All the covenants and provisions of
                   ----------------------
 this Warrant by or for the benefit of the Company shall bind and inure to the benefi t of its successors and assigns hereunder.

      Section 7.2: Integration/Entire Agreement.  This Warrant is intended by
                   ----------------------------
 the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Warrants. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter (other than warrants previously issued by the Company to the Warrantholder.)

      Section 7.3: Amendments and Waivers.  The provisions of this Warrant,
                   ----------------------
 including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the outstanding Registrable Securities. Holders shall be bound by any consent authorized by this Section whether or not certificates representing such Registrable Securities have been marked to indicate such consent.

      Section 7.4: Counterparts.  This Warrant may be executed-in any number of
                   ------------
 counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       Section 7.5: Governing Law.  This Warrant shall be governed by and
                    -------------
  construed in accordance with the laws of the State of California.


       Section 7.6: Severability.  In the event that any one or more of the
                    ------------
  provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

       Section 7.7: Attorneys' Fees.  In any action or proceeding brought to
                    ---------------
  enforce any provisions of this Warrant, or where any provisions hereof or thereof is validly asserted as a defense,, the successful party shall be entitled to recover reasonable attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

       Section 7.8: Computations of Consent.  Whenever the consent or approval
                    -----------------------
  of Holders of a specified percentage of Registrable securities is required hereunder, Registrable Securities held by the Company or its affiliates (other than the Warrantholder or subsequent Holders if they are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

       Section 7.9: Notice. Any notices or certificates by the Company to the
                    ------
  Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) to the Holder addressed to him in care of Bear Stearns & Company, 1999 Avenue of the Stars, Los Angeles, California 90067, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and if to the Company, addressed to it at: 606 Broadway, Santa Monica, California 90401.

       The Company may change its address by written notice to the Holder and the Holder may change its address by written notice to the Company.

     IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the 16th day of March 1993.



ATTEST:                            PROFESSIONAL BANCORP, INC.


/s/ [ILLEGIBLE SIGNATURE]          By:     /s/ Joel W. Kovner
-------------------------             ----------------------------
Secretary                               Joel W. Kovner, Dr., P.H.
                                        Chairman of the Board,
                                        President and
                                        Chief Executive officer

                          PROFESSIONAL BANCORP, INC.
                                  ASSIGNMENT


         (To be executed only upon assignment of Warrant Certificate)

      For value received                       , hereby sells, assigns and
                         ----------------------
transfers unto                   the within Warrant Certificate, together with
              -------------------
all right, title and interest therein, and does hereby irrevocably constitute
and appoint                      attorney, to transfer said Warrant Certificate
           ----------------------
on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

     Name(s) of
     Assignee(s) Address                          No. of Warrants
     -------------------                          ---------------





And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.


Dated:                    , 19
       -------------------    ---


                                            Signature
                                                      ------------------------

                                            Note: The above signature should
                                            correspond exactly with the name on
                                            the face of this Warrant Certificate

                               SUBSCRIPTION FORM
                   (To be executed upon exercise of Warrant)



PROFESSIONAL BANCORP, INC.

      The undersigned hereby irrevocably elects to exercise the right of purchaser represented by the within Warrant Certificate for, and to purchase
 thereunder,                       shares of Common Stock, as provided for
             ---------------------
 therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of
 $                       .
  -----------------------

      Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

                             Name
                                  -----------------------------------
                             (Please print Name, Address
                             and Social Security No.)


                             Signature
                                       ------------------------------
                                     Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment from below.




      If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.